Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

SECOND QUARTER AND FIRST HALF EARNINGS

BLACKSBURG, VA, JULY 28, 2016:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the second quarter and first half of 2016. The Company reported net income of $7.64 million for the six months ended June 30, 2016 compared to $8.08 million at June 30, 2015. Basic earnings per share were $1.10 at June 30, 2016 compared to $1.16 for the same period in 2015. For the first half of the year, the return on average assets was 1.28% and the return on average equity was 8.65% compared to 1.41% and 9.55%, respectively, for the first six months of 2015. At June 30, 2016, the Company had total assets of $1.21 billion which was an increase of 5.40% when compared to $1.15 billion at the end of June 2015.

Commenting on the Company’s financial results, National Bankshares Chairman, President & CEO James G. Rakes said, “The low interest rate environment continues to put pressure on our margins and impact earnings. Increasing competition for loans, along with lower yields for certain investment portfolio assets, are also reflected in the past quarter’s numbers. As National Bank commemorates its 125th anniversary, we are focused on positioning ourselves for future growth by improving our product offerings and exceeding our customers’ expectations for personalized service.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

 \

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2016	June 30, 2015	December 31,2015
Assets
Cash and due from banks	$14,320	$11,353	$12,152
Interest-bearing deposits	75,892	83,818	130,811
Federal funds sold	---	---	---
Securities available for sale, at fair value	303,242	218,524	236,131
Securities held to maturity	138,424	155,704	152,028
Restricted stock	1,170	1,129	1,129
Total securities	442,836	375,357	389,288
Mortgage loans held for sale	663	853	634
Loans:
Loans, net of unearned income and deferred fees	630,916	626,941	619,008
Less: allowance for loan losses	(8,195)	(8,131)	(8,297)
Loans, net	622,721	618,810	610,711
Premises and equipment, net	8,718	8,878	9,020
Accrued interest receivable	5,259	5,857	5,769
Other real estate owned	3,425	4,441	4,165
Intangible assets and goodwill	6,046	6,685	6,224
Bank-owned life insurance	22,699	22,097	22,401
Other assets	7,720	10,122	8,564
Total assets	$1,210,299	$1,148,271	$1,199,739

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$171,350	$157,983	$166,453
Interest-bearing demand deposits	575,364	526,749	569,787
Savings deposits	95,484	86,354	90,236
Time deposits	179,540	203,070	192,383
Total deposits	1,021,738	974,156	1,018,859
Other borrowed funds	---	---	---
Accrued interest payable	56	61	56
Other liabilities	8,577	6,484	8,710
Total liabilities	1,030,371	980,701	1,027,625

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at June 30, 2016 and December 31, 2015 and 6,954,474 shares at June 30, 2015.	8,697	8,693	8,697
Retained earnings	175,170	167,764	171,353
Accumulated other comprehensive loss, net	(3,939)	(8,887)	(7,936)
Total stockholders' equity	179,928	167,570	172,114
Total liabilities and stockholders' equity	$1,210,299	$1,148,271	$1,199,739

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Interest Income
Interest and fees on loans	$7,289	$7,600	$14,623	$15,210
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	150	55	312	119
Interest on securities - taxable	1,567	1,712	3,244	3,446
Interest on securities - nontaxable	1,286	1,357	2,597	2,743
Total interest income	10,292	10,724	20,776	21,518
Interest Expense
Interest on time deposits	253	315	527	642
Interest on other deposits	810	736	1,604	1,496
Interest on borrowed funds	---	---	---	---
Total interest expense	1,063	1,051	2,131	2,138
Net interest income	9,229	9,673	18,645	19,380
Provision for loan losses	654	355	857	556
Net income after provision for loan losses	8,575	9,318	17,788	18,824
Noninterest Income
Service charges on deposit accounts	569	570	1,129	1,105
Other service charges and fees	46	48	118	119
Credit card fees	969	976	1,839	1,871
Trust Income	354	299	677	588
Bank-owned life insurance	151	150	298	299
Other income	455	419	800	733
Realized securities gain, net	74	5	98	3
Total noninterest income	2,618	2,467	4,959	4,718
Noninterest Expense
Salaries and employee benefits	2,907	3,232	6,475	6,283
Occupancy and furniture and fixtures	448	420	925	869
Data processing and ATM	595	408	1,006	843
FDIC assessment	145	135	286	270
Credit card processing	712	675	1,334	1,285
Intangibles and goodwill amortization	68	269	178	538
Net cost of other real estate owned	39	43	108	507
Franchise taxes	322	322	653	630
Other operating expenses	1,002	861	1,957	1,820
Total noninterest expense	6,238	6,365	12,922	13,045
Income before income tax expense	4,955	5,420	9,825	10,497
Income tax expense	1,090	1,310	2,181	2,421
Net Income	$3,865	$4,110	$7,644	$8,076
Basic net income per share	$0.56	$0.59	$1.10	$1.16
Fully diluted net income per share	$0.56	$0.59	$1.10	$1.16
Weighted average number of common shares outstanding
Basic	6,957,974	6,952,540	6,957,974	6,951,513
Diluted	6,957,974	6,956,039	6,957,974	6,955,093
Dividends declared per share	$0.55	$0.53	$0.55	$0.53
Dividend payout ratio	---	---	50.07%	45.64%
Book value per share	$25.86	$24.10	$25.86	$24.10

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2016	June 30, 2015
Net income	$3,865	$4,110

Other Comprehensive Income (Loss), net of tax
Unrealized holding gain (loss) on available for sale securities net of tax of $368 and ($3,048) for the periods ended June 30, 2016 and 2015, respectively	684	(5,665)
Reclassification adjustment for gain included in net income, net of tax of ($16) and ($2) for the periods ended June 30, 2016 and 2015, respectively	(30)	(3)
Other comprehensive income (loss), net of tax of $352 and ($3,050) for the periods ended June 30, 2016 and 2015, respectively	$654	$(5,668)
Total Comprehensive Income (Loss)	$4,519	$(1,558)

	Six Months Ended
($ in thousands)	June 30, 2016	June 30, 2015
Net Income	$7,644	$8,076

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $2,171 and ($1,728) for the periods ended June 30, 2016 and 2015, respectively	4,031	(3,213)
Reclassification adjustment for gain included in net income, net of tax of ($18) and ($1) for the periods ended June 30, 2016 and 2015, respectively	(34)	(2)
Other comprehensive income (loss), net of tax of $2,153 and ($1,729) for the periods ended June 30, 2016 and 2015, respectively	3,997	(3,215)
Total Comprehensive Income	$11,641	$4,861

Key Ratios and Other Data

(Unaudited)

($ in thousands)	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Average Balances
Cash and due from banks	$11,217	$11,537	$11,263	$11,451
Interest-bearing deposits	118,395	86,617	122,122	95,314
Securities available for sale	283,280	229,447	264,217	225,824
Securities held to maturity	140,415	155,736	144,809	157,547
Restricted stock	1,170	1,130	1,151	1,112
Mortgage loans held for sale	601	893	514	678
Gross Loans	610,657	624,598	610,818	614,922
Loans, net	601,700	623,764	601,628	605,808
Intangible assets	6,085	6,839	6,128	6,974
Total assets	1,211,217	1,155,852	1,199,839	1,152,732
Total deposits	1,022,306	976,427	1,012,721	975,118
Other borrowings	---	1	---	---
Stockholders' equity	179,452	171,616	177,722	170,461
Interest-earning assets	1,152,614	1,098,866	1,142,769	1,095,694
Interest-bearing liabilities	851,522	817,674	845,232	819,481

Financial Ratios
Return on average assets	1.28%	1.43%	1.28%	1.41%
Return on average equity	8.66%	9.61%	8.65%	9.55%
Net interest margin	3.52%	3.87%	3.59%	3.90%
Net interest income-fully taxable equivalent	$10,089	$10,599	$20,397	$21,207
Efficiency ratio	49.09%	48.71%	50.96%	50.32%
Average equity to average assets	14.82%	14.85%	14.81%	14.79%

Allowance for Loan Losses
Beginning balance	$8,107	$8,257	$8,297	$8,263
Provision for losses	654	355	857	556
Charge-offs	(598)	(516)	(1,051)	(776)
Recoveries	32	35	92	88
Ending balance	$8,195	$8,131	$8,195	$8,131

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2016	June 30, 2015
Nonperforming Assets
Nonaccrual loans	$1,751	$2,870
Nonaccrual restructured loans	4,454	6,035
Total nonperforming loans	$6,205	$8,905
Other real estate owned	$3,425	$4,441
Total nonperforming assets	$9,630	$13,346
Accruing restructured loans	$4,729	$5,943
Loans 90 days or more past due	$316	$80

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.52%	2.11%
Allowance for loans losses to total loans	1.30%	1.30%
Allowance for loan losses to nonperforming loans	132.07%	91.31%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.05%	0.01%